UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2024

 WORLD KINECT CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street,	Miami,	Florida	33178
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	WKC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
As previously announced, World Kinect Corporation (NYSE: WKC) (the “Company”) is hosting today its 2024 Investor Day, during which the Company plans to discuss its unique position in a large and growing market and its strategy to capture opportunities across its three business segments, and its financial targets to drive attractive long-term shareholder returns.

The Company will also introduce the following medium-term financial targets:

•30% adjusted operating margin target by 2026;
•adjusted EBITDA growth to between $480 – 520 million annually by 2026; and
•$900 million – $1.2 billion of total free cash flow over the next five years, with approximately 40% of that total free cash flow targeted for return to shareholders through buybacks and dividends.

Webcast and Supplemental Materials
Participants can access the live webcast or participate in person by registering using the following link https://irday.worldkinect.com/registration. A replay of the webcast will be available on our Investor Relations website at https://ir.worldkinect.com.

Non-GAAP Financial Measures
Adjusted operating margin, adjusted EBITDA and free cash flow are non-GAAP metrics. Our non-GAAP financial measures exclude acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. Adjusted operating margin is computed by dividing adjusted income from operations by adjusted gross profit. Adjusted income from operations is defined as income from operations excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments and integration costs. Adjusted gross profit is defined as gross profit excluding the impact of costs associated with our November 2023 Finnish bid error. Adjusted EBITDA is defined as net income (loss) excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on sale of businesses, integration costs and non-operating legal settlements. Free cash flow is defined as cash provided by operating activities less total capital expenditures. Our guidance for these non-GAAP metrics depends on future levels of revenues, expenses, interest expense and other metrics which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected adjusted operating margin, adjusted EBITDA and free cash flow and the most comparable GAAP metrics and related ratios without unreasonable effort.

Information Relating to Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "could," "would," "will," "will be," "will continue," "plan," or words or phrases of similar meaning. Specifically, this Current Report on Form 8-K includes forward-looking statements regarding our future financial performance, including our operating margin, adjusted EBITDA and free cash flow. This Current Report on Form 8-K also includes statements regarding our future capital return plans, which are subject to board approval, applicable law and provisions governing the terms of our credit arrangements. All of our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information security related incidents; changes in the political, economic or regulatory environment generally and in the markets in which we operate, such as the current conflicts in Eastern Europe and the Middle East; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties, tariffs or other arrangements between or among sovereign nations, including the U.K.'s exit from the European Union; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 13, 2024	World Kinect Corporation

/s/ Ira M. Birns
Ira M. Birns
Executive Vice President and Chief Financial Officer